Exhibit 99.1

BIODEL REPORTS FOURTH QUARTER FISCAL YEAR 2011 FINANCIAL RESULTS

Company to Provide Update on Lead Clinical Candidate Selection on Conference Call Today at 4:30pm ET

DANBURY, Conn., December 06, 2011 /PRNewswire via COMTEX News Network/ -- Biodel Inc. (Nasdaq: BIOD) today reported financial results for the fourth quarter ended September 30, 2011.

Fourth Quarter Operating Highlights

During Biodel’s fourth quarter of fiscal year 2011, the company:

•

Selected a new lead candidate formulation of ultra-rapid-acting recombinant human insulin, or RHI, for a Phase 1 clinical trial;

•

Extended an agreement with a pharmaceutical company for the supply of an insulin analog as the active pharmaceutical ingredient, or API, to be used in the clinical development of ultra-rapid-acting insulin candidates;

•

Continued pipeline development with advances in liquid stabilized glucagon program; and

•

Conserved cash by instituting cost cutting measures to maintain cash runway through the second calendar quarter of 2013.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated:  “The focus and execution of our team has allowed us to rapidly advance a new ultra-rapid-acting recombinant human insulin formulation, which will be in the clinic next quarter. Furthermore, we are encouraged by having secured insulin analog supply for our clinical program. The goal of the new formulations is to mimic the pharmacokinetic and pharmacodynamic profiles seen in Linjeta™ while improving tolerability.  Continued focus and prudent use of resources will allow us to develop a new generation of ultra-rapid-acting insulin product candidates, leverage other promising candidates in our pipeline and build sustainable long-term value for all shareholders.”

Fourth Quarter Financial Results

Biodel reported a net profit of $4.1 million, or basic earnings per share of $0.11 or a diluted earnings per share of $0.10, which includes an $8.7 million decrease in warrant liability for the quarter ended September 30, 2011, compared to a net loss of $8.1 million, or $0.31 per share – basic and diluted, which includes a $1.3 million increase in its warrant liability for the same period in 2010.  For fiscal year 2011 Biodel had a net loss of $10.6 million, or $0.34 per share – basic and diluted, which includes a $12.6 million decrease in its warrant liability, compared to a net loss of $38.3 million, or $1.58 per share – basic and diluted, which includes a $1.3 million increase in its warrant liability for fiscal year 2010.

Research and development expenses during the quarter ended September 30, 2011 were $2.6 million compared to $4.5 million for the same period in 2010, and for fiscal year 2011 were $13.9 million compared to $26.2 million for fiscal year 2010.  The decrease in research and development expenses was primarily attributed to reductions in clinical and regulatory expenses.

General and administrative expenses were $2.1 million during the quarter ended September 30, 2011 compared to $2.4 million for the same period in 2010.  General and administrative expenses for fiscal year 2011 were $9.3 million compared to $11.0 million for fiscal year 2010.  The decrease was primarily attributable to lower personnel costs.

Biodel did not recognize any revenue during the quarters ended September 30, 2010 or 2011.

At September 30, 2011, Biodel had cash and cash equivalents of $38.7 million and 38.6 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on December 6, 2011 beginning at 4:30 pm Eastern Time to discuss these results and provide a company update.   Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8025 (United States) or +1 (760) 536-5162 (international).   To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com.  An archived version of the audio webcast will be available on Biodel's website.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients.  We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.  For further information regarding Biodel, please visit the company's website at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates.  Forward-looking statements represent our management's judgment regarding future events.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the “rapid-acting” mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject ®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended June 30, 2011.  The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Biodel Inc.
(A Development Stage Company)

Balance Sheets
(In thousands, except share and per share amounts)

	September 30,
	2010	2011

ASSETS
Current:
Cash and cash equivalents	$22,922	$38,701
Restricted cash	150	60
Marketable securities, available for sale	6,001	—
Taxes receivable	116	35
Other receivable	11	1
Prepaid and other assets	365	399

Total current assets	29,565	39,196
Property and equipment, net	2,998	2,253
Intellectual property, net	53	49
Long term other assets	—	7

Total assets	$32,616	$41,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$1,989	$222
Accrued expenses:
Clinical trial expenses	1,362	763
Payroll and related	357	1,118
Accounting and legal fees	300	191
Severance	—	688
Other	334	204
Income taxes payable	45	103

Total current liabilities	4,387	3,289

Common stock warrant liability	4,169	996
Commitments	—	142
Stockholders’ equity:
Convertible preferred stock, $.01 par value; 50,000,000 shares authorized, none and 1,813,944 issued and outstanding	—	18
Common stock, $.01 par value; 100,000,000 shares authorized; 26,399,764 and 38,647,683 issued and outstanding	264	386
Additional paid-in capital	188,549	212,020
Accumulated other comprehensive loss	1	—
Deficit accumulated during the development stage	(164,754)	(175,346)

Total stockholders’ equity	24,060	37,078

Total liabilities and stockholders’ equity	$32,616	$41,505

Biodel Inc.
(A Development Stage Company)

Statements of Operations
(In thousands, except share and per share amounts)

				December 3,
				2003
				(Inception) to
	Year Ended September 30,			September 30,
	2009	2010	2011	2011

Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	32,325	26,177	13,901	130,129
General and administrative	10,994	10,980	9,321	56,946

Total operating expenses	43,319	37,157	23,222	187,075
Other (income) and expense:
Interest and other income	(386)	(17)	(60)	(5,566)
Interest expense	—	—	—	78
Adjustments to fair value of common stock warrant liability	—	1,254	(12,611)	(11,357)
Loss on settlement of debt	—	—	—	627

Loss before tax provision (benefit)	(42,933)	(38,394)	(10,551)	(170,857)
Tax provision (benefit)	337	(104)	41	(571)

Net loss	(43,270)	(38,290)	(10,592)	(170,286)
Charge for accretion of beneficial conversion rights	—	—	—	(603)
Deemed dividend — warrants	—	—	—	(4,457)

Net loss applicable to common stockholders	$(43,270)	$(38,290)	$(10,592)	$(175,346)

Net loss per share — basic and diluted	$(1.82)	$(1.58)	$(0.34)

Weighted average shares outstanding — basic and diluted	23,746,598	24,161,866	31,154,962

BIOD-G

CONTACT: Seth D. Lewis, +1-646-378-2952

SOURCE: Biodel Inc.

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